Exhibit 99.1

Snail, Inc. Reports First Quarter 2023 Financial Results

Culver City, CA – May 10, 2023 – Snail, Inc. (Nasdaq: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for the three months ended March 31, 2023.

Jim Tsai, Chief Executive Officer of Snail, commented: “We are thrilled by the ongoing engagement surrounding our ARK series. We have faced the challenging choice of postponing the release of ARK 2 until next year to ensure that we devote ample time to enhancing the game's quality and providing an unparalleled gaming experience for our players.”

Tsai continued, “We have exciting plans to launch an expanded edition of the ARK series, which will undergo a remastering process using Unreal Engine 5. This remastered series will offer an extraordinary experience to both new and existing players, while also establishing a solid foundation for a successful launch of ARK 2.”

First Quarter 2023 and Subsequent Financial and Business Highlights

•	Revenue was $13.5 million for the three months ended March 31, 2023, compared to revenue of $28.1 million in the prior year period, representing a decrease of $14.6 million. The decrease in net revenues was due to a decrease in sales of ARK, attributable to a decrease in the average sales price per unit, and the recognition of additional revenue from deferred revenue and one-time payments related to contracts with certain platforms that did not repeat in the three months ended March 31, 2023. ARK sales decreased by $3.1 million, deferred revenue from contracts decreased by $2.5 million, and one-off contract payments decreased by $8.5 million. Sales of the Company’s smaller titles decreased by a collective $0.7 million. These decreases in the Company’s smaller titles were partially offset by $0.2 million in revenue related to West Hunt.

•	ARK: Survival Evolved. In the three months ended March 31, 2023, ARK: Survival Evolved averaged a total of 276,144 daily active users (“DAUs”) versus 257,168 DAUs in the prior year period.

o	ARK units sold increased for the first quarter 2023 compared to the same period last year; approximately 1.6 million vs. 1.2 million, respectively.

o	Through March 31, 2023, total playtime for the ARK franchise amounted to 3.2 billion hours.

•	The Company sold an additional 0.4 million units of its ARK franchise in the three-month period ended March 31, 2023, versus the prior year period, due to the increase in sales promotions offered by our platform partners during the period.

•	The Company expects to release ARK: Survival Ascended later this year. ARK: Survival Ascended is the entire base game of ARK: Survival Evolved, remastered with Unreal Engine 5 and expanded numerous times. It’ll feature The Island, Survival of the Fittest, and a collection of downloadable content (“DLC”) maps released over time.

•	Net loss was $3.0 million for the three months ended March 31, 2023 as compared to a net income of $5.8 million for the three months ended March 31, 2022, representing a decrease of $8.8 million. The decrease was primarily due to a decrease in revenue of $14.6 million, an increase in research and development expense of $1.2 million, a net decrease in interest income – related parties of $0.5 million, an increase in interest expense of $0.1 million, offset by a decrease in royalties of $3.2 million, a decrease in license cost and license right amortization of $1.3 million, a decrease in merchant and engine fees of $0.5 million, and a decrease in the Company’s tax provision of $2.3 million.

•	Bookings for the three months ended March 31, 2023 were $13.3 million, a decrease of $12.2 million, or 47.6%, compared to the three months ended March 31, 2022. The decrease was primarily the result of decreased ARK revenues in 2023 due to the factors mentioned above.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2023 was a loss of $3.4 million compared to a gain of $7.2 million in the prior year period.

•	As of March 31, 2023, unrestricted cash was $4.1 million versus $12.9 million as of December 31, 2022.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months ended March 31,
	2023	2022

	(in millions)
Total net revenue	$13.5	$28.1
Change in deferred net revenue	(0.2)	(2.6)
Bookings	$13.3	$25.5

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three Months ended March 31,
	2023	2022

	(in millions)
Net income (loss)	$(3.0)	$5.8
Interest income and interest income – related parties	-	(0.5)
Interest expense and interest expense – related parties	0.3	0.2
Income tax provision (benefit from)	(0.8)	1.5
Depreciation and amortization expense, property and equipment	0.1	0.2
EBITDA	$(3.4)	$7.2

Webcast Details

The Company will host a webcast at 5:00 PM ET today to discuss the first quarter 2023 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/. The earnings call may also be accessed by dialling 1 (877) 451-6152 from the United States, or by dialling 1 (201) 389-0879 internationally.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

Contacts:

Investors:

investors@snail.com

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflict involving Russia and Ukraine on its business and the global economy generally; rulings by courts or other governmental authorities; the Share Repurchase Program, including expectations regarding the timing and manner of repurchases made under the program; its plans to pursue and successfully integrate strategic acquisitions; assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, annual reports on Forms 10-K and quarterly reports on 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS

Current Assets:
Cash and cash equivalents	$4,108,251	$12,863,817
Restricted escrow deposit	1,013,678	1,003,804
Accounts receivable, net of allowances for credit losses of $19,929 and $31,525, respectively	6,988,909	6,758,024
Accounts receivable - related party, net	11,296,440	11,344,184
Loan and interest receivable - related party	102,247	101,753
Prepaid expenses - related party	2,500,000	-
Prepaid expenses and other current assets	11,197,381	10,565,141
Total current assets	37,206,906	42,636,723

Restricted cash and cash equivalents	6,380,657	6,374,368
Prepaid expenses - related party	5,582,500	5,582,500
Property, plant and equipment, net	4,999,739	5,114,799
Intangible assets, net - license - related parties	688,406	1,384,058
Intangible assets, net - other	272,320	272,521
Deferred income taxes	7,602,536	7,602,536
Other noncurrent assets	190,005	198,668
Operating lease right-of-use assets, net	3,321,332	3,606,398
Total assets	$66,244,401	$72,772,571

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$8,111,718	$9,452,391
Accounts payable - related party	19,540,783	19,918,259
Accrued expenses and other liabilities	1,990,490	1,474,088
Interest payable - related parties	527,770	527,770
Revolving loan	9,000,000	9,000,000
Short term note	4,166,667	5,416,666
Current portion of long-term debt	80,568	86,524
Current portion of deferred revenue	4,517,573	4,335,404
Current portion of operating lease liabilities	1,403,978	1,371,227
Total current liabilities	49,339,547	51,582,329

Accrued expenses	384,150	457,024
Long-term debt, net of current portion	2,784,749	3,221,963
Deferred revenue, net of current portion	4,882,744	5,216,042
Operating lease liabilities, net of current portion	2,563,302	2,930,529
Total liabilities	59,954,492	63,407,887

Commitments and contingencies

Stockholders' Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 9,251,420 shares issued, and 7,901,145 and 8,053,771 shares outstanding, respectively	925	925
Class B common stock, $0.0001 par value, 100,000,000 shares authorized, 28,748,580 issued and outstanding	2,875	2,875
Additional paid-in capital	23,589,537	23,436,942
Accumulated other comprehensive loss	(304,880)	(307,200)
Accumulated deficit	(7,834,628)	(4,863,250)
	15,453,829	18,270,292
Treasury stock at cost (1,350,275 and 1,197,649 shares, respectively)	(3,671,806)	(3,414,713)
Total Snail, Inc. equity	11,782,023	14,855,579
Noncontrolling interests	(5,492,114)	(5,490,895)
Total stockholders' equity	6,289,909	9,364,684
Total liabilities, noncontrolling interests and stockholders' equity	$66,244,401	$72,772,571

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

For the Three Months Ended March 31,	2023	2022
Revenues, net	$13,458,488	$28,054,591
Cost of revenues	9,816,397	14,889,017
Gross profit	3,642,091	13,165,574

Operating expenses:
General and administrative (including stock-based compensation expense of $152,595 and $0, respectively)	5,570,291	5,620,010
Research and development	1,373,797	183,956
Advertising and marketing	104,549	158,670
Depreciation and amortization	115,060	168,317
Total operating expenses	7,163,697	6,130,953

Income (loss) from operations	(3,521,606)	7,034,621

Other income (expense):
Interest income	31,473	15,372
Interest income - related parties	493	450,928
Interest expense	(294,583)	(166,055)
Interest expense - related parties	-	(1,726)
Other income	8,175	2,684
Foreign currency transaction loss	(2,367)	(2,406)
Total other income, net	(256,809)	298,797

Income (loss) before (benefit from) provision for income taxes	(3,778,415)	7,333,418

(Benefit from) provision for income taxes	(805,818)	1,529,651

Net income (loss)	(2,972,597)	5,803,767

Net (loss) attributable to non-controlling interests	(1,219)	(7,290)

Net income (loss) attributable to Snail, Inc. and Snail Games USA Inc	(2,971,378)	5,811,057

Comprehensive income statement:
Other comprehensive income (loss) related to currency translation adjustments, net of tax	2,320	(51,203)
Total comprehensive income (loss)	$(2,969,058)	$5,759,854

Net income (loss) attributable to Class A common stockholders:
Basic	$(642,340)	$5,811,057
Diluted	$(642,340)	$5,811,057

Net loss attributable to Class B common stockholders:
Basic	$(2,329,038)	$-
Diluted	$(2,329,038)	$-

Income (loss) per share attributable to Class A and B common stockholders:
Basic	$(0.08)	$0.17
Diluted	$(0.08)	$0.17

Weighted-average shares used to compute income per share attributable to Class A common stockholders:
Basic	7,928,742	35,000,000
Diluted	7,928,742	35,000,000

Weighted-average shares used to compute income per share attributable to Class B common stockholders:
Basic	28,748,580	-
Diluted	28,748,580	-

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the Three Months Ended March 31,	2023	2022
Cash flows from operating activities:
Net income (loss)	$(2,972,597)	$5,803,767
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization - intangible assets - license	-	150,000
Amortization - intangible assets - license, related parties	695,652	1,850,979
Amortization - intangible assets - other	201	224
Amortization - loan origination fees	8,911	5,966
Depreciation and amortization - property and equipment	115,060	168,317
Stock-based compensation expense	152,595	-
Loss on disposal of fixed assets	-	2,433
Interest income from shareholder loan	-	(450,681)
Interest income from restricted escrow deposit	(9,874)	-
Changes in assets and liabilities:
Accounts receivable	(230,885)	1,240,699
Accounts receivable - related party	47,744	(1,792,450)
Prepaid expenses - related party	(2,500,000)	(1,375,000)
Prepaid expenses and other current assets	(632,240)	(208,180)
Other noncurrent assets	-	(9,035)
Accounts payable	(1,248,355)	1,665,542
Accounts payable - related party	(377,476)	(317,976)
Accrued expenses	443,528	930,942
Interest receivable - related parties	(493)	(247)
Interest payable - related parties	-	1,244
Lease liabilities	(49,411)	(34,595)
Deferred revenue	(151,130)	(2,636,431)
Net cash (used in) provided by operating activities	(6,708,770)	4,995,518
Cash flows from investing activities:
Purchases of property and equipment	-	(5,256)
Repayment on Pound Sand note	-	1,496,063
Net cash provided by investing activities	-	1,490,807
Cash flows from financing activities:
Repayments on long-term debt	(26,503)	(19,438)
Repayments on short-term note	(1,666,667)	(833,333)
Borrowings on short-term note	-	10,000,000
Payments on paycheck protection program and economic injury disaster loan	-	(90,198)
Purchase of treasury stock	(257,093)	-
Payments of offering costs in accounts payable	(92,318)	-
Net cash (used in) provided by financing activities	(2,042,581)	9,057,031
Effect of currency translation on cash and cash equivalents	2,074	(40,485)
Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	(8,749,277)	15,502,871
Cash and cash equivalents, and restricted cash and cash equivalents - beginning of period	19,238,185	16,554,115
Cash and cash equivalents, and restricted cash and cash equivalents – end of period	$10,488,908	$32,056,986